EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 29, 2014, with respect to the financial statements and schedules included in the Annual Report of Ferrellgas Partners Finance Corp. on Form 10-K for the year ended July 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ferrellgas Partners Finance Corp on Forms S-3 (Amendment No. 2 to File No. 333-180684-01).

/s/ GRANT THORNTON LLP

Kansas City, Missouri

September 29, 2014